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                                                            Exhibit 10.29
                                                            -------------

                          MASTER MANAGEMENT AGREEMENT

     THIS MANAGEMENT AGREEMENT (the "Agreement") is made and entered into as of the 26/th/ day of November, 1997, by and between ANGELIKA HOLDINGS, INC., a Delaware corporation ("Owner"), and CITY CINEMAS CORPORATION, a New York corporation ("Manager").

                                    RECITALS

     A. Owner directly or through certain wholly owned subsidiaries is the owner of certain multiplex cinemas located in various cities in the United States.

     B. Manager is experienced in operating and managing multiplex cinemas and buying and booking films.

     C. Owner desires to engage Manager to manage certain of these cinemas pursuant to the terms set forth hereinbelow.

                                   AGREEMENT

     NOW, THEREFORE, in consideration of the above stated premises, the mutual covenants and agreements contained herein and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Owner and Manager agree follows:

1.   APPOINTMENT.
     ------------

     Commencing December 1, 1997 (the "Commencement Date") and continuing thereafter until December 31, 1998 (the "Initial Term"), Owner hereby engages Manager to operate, manage and maintain the Designated Cinemas, as hereinbelow defined, in accordance with the terms and conditions set forth in this Agreement, and Manager hereby accepts such engagement. After the Initial Term, this Agreement shall automatically renew and continue in full force and effect for successive one (1) year periods (the "Successive Terms"), unless and until either party terminates this Agreement by giving to the other party written notice of its desire to terminate the Agreement, delivered no less than one hundred eighty (180) days prior to the expiration of either the Initial Term, or any Successive Term. As used herein, the term "Designated Cinemas" means the cinemas identified on Exhibit 1 hereto, as such list may be amended from time to time by the mutual agreement of the parties.

2.   POWERS OF MANAGER.
     ------------------

     2.1  Grant and Delegation.  Owner hereby grants and delegates to Manager
          ---------------------
the following authority, powers and duties:

          (a) Licensing Accounting.  To arrange, provide accounting and
              ---------------------
bookkeeping functions with respect to the calculation and payments of licensing fees for all motion picture films for the Designated Cinemas.

          (b) Maintenance and Repair.  To maintain or cause to be maintained the
              ----------------------
Designated Cinemas; to make or cause to be made and supervise minor repairs; to purchase supplies required for the operation and maintenance of the Designated Cinemas, and pay all bills therefor, and to report to Owner any conditions in the Designated Cinemas requiring the attention of Owner; provided that, absent Owner's consent, Manager shall not make any expenditures for maintenance and repairs with respect to any individual Designated Cinemas in excess of $25,000.00, except for emergency repairs if, in the opinion of Manager, such repairs are necessary to protect the Designated Cinemas or its patrons or personnel;

          (c) Employees.  To hire personnel for the Designated Cinemas, in such
              ----------
reasonable numbers as shall be required for the operation and maintenance of the Designated Cinemas and to supervise, direct and discharge all such personnel; all such theatre personnel are to be deemed the employees of Manager and not of Owner;

          (d) Utilities and Service Contracts.  To make arrangements for
              -------------------------------
electricity, gas, fuel, water and telephone service and any and all necessary contracts for landscaping, security, elevator maintenance, window cleaning, trash and rubbish hauling, pest control, HVAC and similar services;

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          (e) Taxes.  To promptly send to Owner upon receipt, all notices of
              ------
assessment or reassessment and tax bills affecting the Designated Cinemas; provided that Manager will be responsible to pay before delinquency any and all real and personal property taxes and assessments (other than income taxes) on behalf of Owner. In no event shall Manager have any obligation for the payment of any income or other taxes of Owner;

          (f) Licenses and Permits.  To acquire and keep in force all licenses
              --------------------
and permits required for the operation of the Designated Cinemas as a motion picture theatre with concession and merchandising facilities and operations and such uses incidental or accessory thereto;

          (g) Insurance.  To obtain for the benefit of Owner, and for the
              ----------
Landlord under the Lease (if and to the extent required under the Lease), the following insurance, and to cooperate with the insurance carriers under such policies to make, administer and settle any claims thereunder:

     1. Comprehensive general liability insurance (including bodily injury and property damage) in an amount not less than a combined single limit of Fifty Million Dollars ($50,000,000), or such other amount as may be agreed upon by Owner or Manager;

     2. Property damage insurance covering the Designated Cinemas and all improvements and property, providing "all risk" protection coverage; and

     3. Such other insurance as may be required to be carried by Owner under the terms of the Lease and otherwise as may be reasonably agreed upon by Owner and Manager from time to time.

          Manager shall also be named as an insured under any policy carried under this subparagraph (g); at Manager's option, Manager may fulfill its obligations hereunder by naming Owner (and, if and to the extent required under the Lease, Landlord) as an additional insured(s) under any applicable blanket insurance policy. Manager may carry, and charge Owner its pro rata share of such coverage; provided, however, that Owner may, at its election, require that such insurance be obtained through one or more insurance companies, agencies or brokers providing such insurance or service to Owner or any one or more of its affiliates.

          (h) Advertising.  In consultation with the Owner, to advertise the
              ------------
films to be exhibited in the Designated Cinemas in such manner as is customary in the industry or as the Owner may direct from time to time. Manager may combine such advertisement of films to be exhibited in other theatres owned or operated by Manager; provided, however, that only the prorated cost of such advertisement properly allocable to the Designated Cinemas shall be charged as expenses of the Designated Cinemas; provided, further, however, that Manager will consult with and follow the directions of Owner with respect to the use of the "Angelika" and "Reading" names and/or any other names under which the various Designated Cinemas may be operated from time to time.

          (i) Concessions.   To purchase inventory and supplies;
              ------------

          (j) Supervision.  To supervise the general operation of the Designated
              -----------
Cinemas; and

          (k) Payment of Operating Expenses.  To incur and pay or cause to be
              -----------------------------
paid, out of Gross Income and any operating reserve which may be established, all normal and proper operating expenses of the Designated Cinemas (except mortgage payments, if any, which shall be paid directly by Owner) incurred or authorized by Manager in the performance of the duties required to be performed by Manager under this Agreement. All such expenses incurred by Manager, including, without limitation, (A) rental under any lease pertaining to any Designated Cinema; (B) the prorated cost of labor (including without limitation the prorated cost of fringe benefits, withholdings, payroll accounting and overhead in connection with such labor) employed by Manager and of the equipment of Manager used in connection with and while engaged on site in the operation, maintenance and repair of the Designated Cinemas; and (C) the cost of the items and services described in subparts (a) - (i), above, shall be charged as expenses of such Designated Cinemas. Notwithstanding the foregoing, the following expenses incurred by Manager under this Agreement shall not be paid out of Gross Income or the operating reserve, they being deemed expenses not properly allocable

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to the Designated Cinemas, but rather deemed expenses of Manager for which
Manager is compensated by the Management Fee: (x) expenses for off-site office and administration, and (y) direct or indirect overhead expenses.

     2.2  Reservation.  All powers not expressly granted to Manager by this
          -----------
Agreement are reserved by Owner.

3.   DUTIES OF MANAGER.
     -----------------

     3.1  Management.  Manager agrees to use reasonable efforts in the exercise
          ----------
of the powers conferred and assumed in Section 2.1 hereof and in the operation, management and maintenance of the Designated Cinemas in accordance with this Agreement.

     3.2  Accounting.
          ----------

          (a) Manager shall maintain books of account based upon its ordinary accounting practices at its offices in Los Angeles, California, with respect to the Designated Cinemas. Said books of account shall be available to properly authorized representatives and agents of Owner during all reasonable business hours upon reasonable notice. Manager shall furnish Owner with a monthly profit and loss statement in a form normally and customarily used by Manager, which form shall show all receipts and estimated expenses of each Designated Cinema for the preceding month, and shall furnish Owner with weekly reports of "Gross Income" (as hereinafter defined) after the close of each week. Manager shall retain all original statements and invoices for the expenses of the Designated Cinemas for a period of at least two (2) years and such statements shall be available to Owner during all reasonable business hours upon reasonable notice.

          (b) As soon as practicable, but in any event within forty-five (45) days of the end of each calendar year, Manager shall prepare and furnish to Owner a profit and loss statement based upon generally accepted accounting principles consistently applied which shall show the Gross Income and actual expenses of each Designated Cinema for the immediately preceding calendar year. Manager understands that Owner's affiliate, Reading Entertainment, Inc., will use such information in the preparation of its annual audited financial statements and agrees to cooperate fully with Reading Entertainment's independent public accountants in the preparation of such audited financial statements. Similar information will be provided quarterly by Manager within twenty-five (25) days after the end of each of the first three calendar quarters of each calendar year.

     3.3  Bank Account.
          ------------

          (a) Manager shall cause a bank account or bank accounts (hereinafter collectively referred to as the "Bank Account") to be opened and maintained separate and apart from all other bank accounts of Manager for the sole purpose of handling transactions under this Agreement. All receipts from the operation of the Designated Cinemas shall be deposited in the Bank Account, and all payments of costs, expenses and charges to be made by Manager under this Agreement (including the remuneration to be paid Manager as hereinafter provided) shall be paid out of the Bank Account. In the event the balance in the Bank Account is insufficient to enable Manager to meet the obligations incurred or accrued pursuant to the provisions of this Agreement as they mature, Owner, within five (5) days following receipt of a request from Manager, shall furnish such additional sums to Manager as Manager may reasonably require in order to enable Manager to meet said obligations as they mature. Manager shall have the right, but shall not be obligated, to advance on behalf of Owner, upon the failure of Owner to timely provide such sums, the amounts which Manager requires for such purposes. Manager is hereby authorized at any time, in the event of such advances by it, to withdraw from the Bank Account, after five (5) days notice to Owner, sufficient sums to repay itself with interest thereon at the fluctuating rate equal to the discount rate announced from time to time by the Federal Reserve Bank of San Francisco, plus 200 basis points, or the maximum amount allowed by law, whichever is less (the "Agreement Rate"). The Bank Account will be the property of the Owner. Any check of more than $50,000 (other than regularly scheduled periodic payments such as rent) shall be subject to the written authorization of Robert Smerling or, in his absence another designee acceptable to Owner.

          (b) All withdrawals from the Bank Account shall be made by checks signed by the authorized signatories of Manager, and Manager will furnish to Owner, within thirty (30) days following the expiration of each month, a statement of the receipts and expenses of the operation of the Designated Cinemas during such month.

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          (c) As often as reasonably practicable, but in no event less than promptly following the end of each calendar month, Manager shall remit to Owner, from the Bank Account, the excess of moneys which were on deposit therein at the expiration of such theatre month, or other applicable period, after deducting the amount required to make the payments herein provided to be paid by or to Manager during such month and reasonable reserves for anticipated expenses.

     3.4  Notices and Documents.  Manager shall advise Owner promptly of the
          ---------------------
service upon Manager of any summons, subpoena, or other like legal document, including any notices, letters or other communications setting out or claiming an actual or alleged potential liability of Owner or any Designated Cinemas (including all notices from any landlord), and will reasonably cooperate with Owner in connection with any legal or arbitration proceeding arising in connection with any Designated Cinemas, or its operation. Manager shall also notify Owner promptly of (i) any notice of violation or claimed violation of any governmental requirement; (ii) any material damage to any Designated Cinemas; and (iii) any actual or alleged personal injury or property damage occurring to or formally claimed by any landlord, third party or employee on or with respect to any Designated Cinemas.

4.   TERMINATION.
     -----------

     4.1  Default by Manager.  In the event of a breach of the provisions of
          ------------------
this Agreement by Manager, Owner shall have the right to give to Manager thirty
(30) days' written notice to cure such breach, and in the event of the failure of Manager to do so within such period, Owner shall have the right to thereafter terminate this Agreement upon at least thirty (30) days' written notice of such election to terminate, such termination to be effective as of the end of the first full month following the giving of such termination notice; provided that if the breach is of such nature that it cannot be cured within such thirty (30) day period, this Agreement shall not be terminable on account of such breach so long as, within such thirty (30) day period, Manager shall have commenced to cure such breach and shall thereafter diligently prosecute the cure thereof.

     4.2  Default by Owner.  In the event of any failure by Owner to supply any
          ----------------
funds required under this Agreement, Manager shall have the right to terminate this Agreement upon five (5) days' written notice to Owner, or such longer time as such notice may state, unless Owner has, within such time period, deposited such funds in the Bank Account or otherwise delivered to Manager good and sufficient funds in the amount required. In the event of any other breach of the provisions of this Agreement by Owner, Manager shall have the right to give to Owner thirty (30) days written notice to cure such breach, and in the event of the failure of Owner to do so within such period, Manager shall have the right to thereafter terminate this Agreement upon an additional thirty (30) days written notice of such election to terminate, such termination to be effective as of the end of the first full month following the giving of such termination notice; provided that if the breach is of such nature that it cannot be cured within such thirty (30) day period, this Agreement shall not be terminable on account of such breach so long as, within such thirty (30) day period, Owner shall have commenced to cure such breach and shall thereafter diligently prosecute the cure thereof.

     4.3. Special Owner Termination Rights:  Owner will have the right, but not
          --------------------------------
the obligation to terminate this Agreement in the event of any of the following:

          (a) Bankruptcy:  Immediately, with or without notice, in the event of
              ----------
any Event of Bankruptcy by Manager or any affiliate of Manager. "Event of Bankruptcy" shall mean the filing of a voluntary or involuntary petition in bankruptcy with respect to such party (unless, in the case of an involuntary petition, the same is dismissed within sixty (60) days); the adjudication of such party as insolvent; the filing of a petition or answer with respect to such party seeking any reorganization, liquidation, or similar relief for itself under the present or any future applicable law relating to relief for debtors (unless, in the case of a petition filed against such party, the same is dismissed within sixty (60) days); or the appointment of any trustee, receiver, conservator, or liquidated with respect to all or any substantial part of such party's property (where possession of such property is not restored to such party within in sixty (60) days).

          (b) Change of Control:  Upon not less than five (5) days notice in the
              -----------------
event that more than 50% of the capital stock or partnership interests of Manager or Sutton Hill Associates are transferred to a person or persons unaffiliated with James J. Cotter and/or Michael Forman. Manager agrees to give written notice to Owner both of any such contemplated transfer and of the completion of any such transfer.

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          (c) Sale of Interest:  Upon not less than five (5) days notice in the
              ----------------
event that all or any portion of the equity interest in Manager currently held by Sutton Hill Associates is sold to a person or persons unaffiliated with James
J. Cotter and/or Michael Forman. Manager agrees to give written notice to Owner both of any such contemplated sale and of the completion of any such sale.

     4.4  Delivery of Records; Final Accounting.  Upon termination, Manager
          -------------------------------------
shall (i) deliver to Owner all books, records and the like maintained solely in connection with the operation and management of the Designated Cinemas; (ii) render a final accounting to Owner within ninety (90) days after termination, reflecting the balance of income and expenses of the Designated Cinemas, as of the date of termination; and (iii) deliver to Owner the balance of the Bank Account.

     4.5  Right of Termination on Other Remedies.  The right to terminate
          ---------------------------------------
provided under this Section 4 shall be in addition to, and not in lieu of, any other rights or remedies which the parties may have under this Agreement, at law or in equity, including, without limitation, the right to receive specific performance and/or to obtain damages.

5.   COMPENSATION TO MANAGER.
     -----------------------

     5.1  Gross Income Defined.  For the purposes of this Agreement, the term
          --------------------
"Gross Income" shall mean: (i) all monies received for admission to the Designated Cinemas, exclusive of admission taxes or other taxes required by law to be collected from the patron at the time of the sale of the tickets at the box office or other place where admissions are sold, and exclusive of all bona fide refunds made to patrons; (ii) all monies received from sales of food, beverages and merchandise at the Designated Cinemas, exclusive of sales tax required by law to be paid in connection with such sales; (iii) the gross amount received (less any applicable taxes) by Owner from the use of any one or more auditoriums in any Designated Cinemas by a third party for the exhibitions of films (i.e., a "four wall deal") or for theatrical performances, lectures, concerts or the like where the party using the Designated Cinemas is entitled to retain the receipts from admissions to such event and pays a flat fee or percentage of receipts for such use; (iv) the receipts retained by Owner from any vending or video machines located at the Designated Cinemas; and (v) all other monies received from the operation or use of the Designated Cinemas which would be deemed to be revenue of the Owner under generally accepted accounting principals. Admission prices and classifications shall be determined by Manager, subject to the approval of Owner prior to any change, which approval shall not be unreasonably withheld or delayed. Notwithstanding the above, Gross Income will not include the Gross Income or any amounts paid to Owner with respect to any cafe or restaurant operation which may be located within property owned or leased by the Owner in conjunction with any Designated Cinema, so long as such cafe or restaurant is operated or managed by a party other than the Manager.

     5.2  Management Fee.  As compensation to Manager for the full and faithful
          --------------
performance of its duties under this Agreement, Owner shall pay Manager that amount equal to two and one half (2.5%) of the Gross Income of the Designated Cinemas.

     5.3  Payment of Management Fee.  Manager shall be entitled to withdraw from
          -------------------------
the Bank Account, as its Management Fee for such month, an amount equal to two and one half percent (2.5%) of the prior months Gross Income.

6.   ACKNOWLEDGMENT AND OBLIGATIONS OF OWNER.
     ---------------------------------------

     6.1  Operations of Other Designated Cinemas by Manager.  Owner specifically
          -------------------------------------------------
acknowledges that Manager and its affiliates may own and operate other theatres in the same area in which the Designated Cinemas may be located, which may be in direct competition with the Designated Cinemas, and nothing herein contained shall in any way affect the right of Manager and its affiliates now or in the future to own, operate, or manage, or book and buy for other theatres for their own account or for the account of others or to expand or contract their operations.

     6.2  Lease.  Owner shall remain obligated to perform all of its obligations
          ------
as tenant under any lease pertaining to any Designated Cinema. Manager shall, however, perform certain of those obligations on Owner's behalf as its agent, but only as provided for in this Agreement, and Manager shall have no obligation to the Landlord under any such lease.

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     6.3  Limitation on Damages.  Owner acknowledges and agrees that in no event
          ---------------------
shall Manager be liable, under Sections 4.5 and/or 7 or at law or otherwise, for punitive or consequential damages.

7.   INDEMNIFICATION.
     ---------------

     7.1  Indemnification by Manager. Manager shall defend, indemnify and hold
          --------------------------
Owner harmless from and against any and all claims, demands, causes of action, loss and liability to third parties (including all costs and reasonable attorneys fees) arising out of or resulting from (i) breach by Manager (or Manager's agents, employees, or subcontractors) of any of its duties or obligations under this Agreement (except that Manager shall have no liability for (a) failure to take any action under this Agreement that requires Owner's prior approval or authorization, if Manager provided timely notification to Owner that such action is necessary and Owner has refused or failed to authorize Manager to take the same or (b) any action taken in good faith by Manager under this Agreement (x) in what it reasonably believed to be the best interests of Owner and consistent with the approvals or authority given to it under or pursuant to this Agreement or (y) with Owner's knowledge or consent); or (ii) actions taken by Manager outside the scope of this Agreement. If under this
Section 7.1, Manager defends, indemnifies, or holds Owner harmless with respect to an item that is covered by an insurance policy obtained in accordance with the provisions of Subparagraph 2.1(g) hereof, then to the extent that amounts are actually paid under such insurance policy in connection with such item, the liability of Manager under this Section 7.1 in connection with such item shall be reduced.

     7.2  Indemnification by Owner.  Owner shall defend, indemnify and hold
          ------------------------
Manager harmless from and against any and all claims, demands, causes of action, loss and liability to third parties (including all costs and reasonable attorneys' fees) arising out of or resulting from (i) damage to property, or injury to, or death of, persons (including the property and person of the parties hereto, and their agents, subcontractors and employees) occasioned by or in connection with the acts or omissions of Owner or Owner's agents, employees or subcontractors (including the failure to timely authorize any action; under this Agreement that requires Owner's prior approval or authorization if Manager has not yet notified Owner that the same is necessary); (ii) contracts entered into by Owner (including contracts entered into prior to the execution of this Agreement); (iii) breach by Owner (or Owner's agents, employees or subcontractors), of any of its duties or obligations under this Agreement; and
(iv) any act or action taken by Manager pursuant to this Agreement (including without limitation the buying of inventory for the Theater) taken in good faith
(x) in what Manager reasonably believed to be consistent with the approvals or authority given to it under or pursuant to this Agreement or (y) or with Owner's knowledge or consent. Notwithstanding anything to the contrary contained herein, it is understood and agreed that Owner shall advance to Manager all costs of litigation , (including without limitation reasonable attorneys' fees) and pay any judgments and/or settlements resulting from litigation in the event that Manager is made a defendant in any litigation resulting from its activities under this Agreement except to the extent it is ultimately determined that such liability is the proximate result of a matter with respect to which Manager is not entitled to indemnification hereunder; provided that Manager undertakes to repay such advances, together with interest, in the event it is ultimately determined that it was not entitled to indemnification. Interest will be calculated at the Agreement Rate. If, under this Section 7.2, Owner defends, indemnifies, or holds Manager harmless with respect to an item that is covered by an insurance policy obtained in accordance with the provisions of Subparagraph 2.1(g) hereof, then to the extent that amounts are actually paid under such insurance policy in connection with such item, the liability of Owner under this Section 7.2 in connection with such item shall be reduced.

     7.3  Procedure Relative to Indemnification.
          -------------------------------------

          (a) In the event that any party hereto shall claim that it is entitled to be indemnified pursuant to the terms of this Section 7 (the "Indemnified Claim"), it (the "Claiming Party") shall so notify the party against which the Indemnified Claim is made (the "Indemnifying Party") in writing of such Indemnified Claim within ninety (90) days after receipt of a notice of such Indemnified Claim or notice of any claim of a third party that may reasonably be expected to result in a claim by such party (the "Third Party Claim") against the party to which such notice is given; provided, however, that failure to give such notification shall not affect the indemnification provided hereunder except to the extent the Indemnifying Party shall have been actually prejudiced as a result of such failure. Such notice shall specify the nature of the Indemnified Claim and the liability, loss, cost or expense incurred by or imposed upon the Claiming Party on account hereof. If such liability, loss, cost or expense is liquidated in amount, the notice shall so state and such amount shall be deemed the amount of the claim of the Claiming Party. If the amount is not liquidated, the notice shall so state and in such event an Indemnified Claim shall be deemed asserted against the Indemnifying Party

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on behalf of the Claiming Party, but no payment shall be made on account thereof until the amount of such Indemnified Claim is liquidated and finally determined.

          (b) The Indemnifying Party shall, upon receipt of such written notice and at its expense, defend such Indemnified Claim in its own name or, if necessary, in the name of the Claiming Party unless the Claiming Party reasonably believes that its interests are adverse to those of the Indemnifying Party in which event the Claiming Party may control its defense of the claim and be reimbursed for its expenses, including reasonable attorneys' fees, as herein provided. The Claiming Party will cooperate with and make available to the Indemnifying Party such assistance and materials as may be reasonably requested of it, and the Claiming Party shall have the right, at its expense (except as provided above), to participate in the defense. The Indemnifying Party shall have the right to settle and compromise any Third Party Claim only with the consent of the Claiming Party unless the settlement does not involve any confession or other acknowledgment of wrongdoing by the Claiming Party and provides a complete release of all Third Party Claims against it, in which event the Claiming Party's consent shall not be required. If the proceeding involves a matter solely of concern to the Claiming Party in addition to the claim for which indemnification under this Section 7 is being sought, such matter shall be within the sole responsibility of the Claiming Party and its counsel.

          (c) In the event the Indemnifying Party shall notify the Claiming Party that it disputes any Indemnified Claim made by the Claiming Party and/or it shall refuse to conduct a defense against any Third Party Claim, then the Claiming Party shall have the right to conduct a defense against such Third Party Claim and shall have the right to settle and compromise such Third Party Claim without the consent of the Indemnifying Party. Once the amount of such claim is liquidated and the claim is finally determined, the Claiming Party shall be entitled to pursue each and every remedy available to it at law or in equity to enforce the indemnification provisions of this Section 7 and, in the event it is determined, or the Indemnifying Party agrees, that it is obligated to indemnify the Claiming Party for such Third Party and Indemnified Claim, the Indemnifying Party agrees to pay, in addition to all damages, costs, expenses, and fees, including all reasonable attorneys' fees which may be incurred by the Claiming Party in attempting to enforce indemnification under this Section 7, whether the same shall be enforced by suit or otherwise, and interest thereon at the Agreement Rate.

     7.4  Effect of Insurance and Other Benefits.  The determination of any
          --------------------------------------
liability, claim, lien, encumbrance, charge, fine or penalty for which indemnification may be claimed under this Section 7 shall be net of any benefit derived and insurance proceeds received by the party bearing such liability, claim, lien, encumbrance, charge, fine or penalty as a result thereof.

8.   GENERAL PROVISIONS
     ------------------

     8.1  Counterparts.  This Agreement may be executed in counterparts , each
          ------------
of which shall be deemed an original, but all or which, taken together, shall constitute one and the same instrument.

     8.2  Entire Agreement.  This Agreement contains the entire agreement
          ----------------
between the parties respecting the subject matter of this Agreement and supersedes all prior understanding and agreements, whether oral or in writing, between the parties respecting the subject matter of this Agreement.

     8.3  Legal Advice;  Neutral Interpretation.  Each party has received
          -------------------------------------
independent legal advice from its attorneys with respect to the advisability executing this Agreement and the meaning of the provisions hereof. The provisions of this Agreement shall be construed as to their fair meaning, and not for or against any party based upon any attribution to such party as the source of the language in question. In the event of any dispute pertaining to the agreement or the interpretation thereof, the prevailing party will be entitled to receive, in addition to any other relief to which it may be entitled, reimbursement of its reasonable attorneys' fees.

     8.4  Choice of Law.  This Agreement shall be governed by the laws of the
          -------------
State of New York, applicable to contracts entirely performed and made in New York.

     8.5  Severability.  If any term, covenant, condition or provision of this
          ------------
Agreement, or the application thereof to any person or circumstance, shall to any extent be held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, covenants, conditions or provisions of this Agreement, or the application thereof to any person or circumstance, shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby.

     8.6  Waiver of Covenants, Conditions or Remedies.  The waiver by one party
          -------------------------------------------
of the performance of any covenant or condition under this Agreement shall not invalidate this Agreement nor shall it be considered a waiver by it of any other covenant or condition under this Agreement. The waiver by either or both parties of the time for performing any act under this Agreement shall not constitute a waiver of the time for performing any other act or an identical act required to be performed at a later time. The exercise of any remedy provided in this Agreement shall not be a waiver of any consistent remedy provided by law, and the provision in this Agreement for any remedy shall not exclude other consistent remedies unless they are expressly excluded.

     8.7  Exhibits.  All exhibits to which reference is made in  this Agreement
          --------
are deemed incorporated in this Agreement.

     8.8  Amendment.  This Agreement may be amended only by  the written
          ---------
agreement of owner and manager. All amendments, changes, revisions and discharges of this Agreement, in whole or in part, and from time to time, shall be binding upon the parties despite any lack of legal consideration, so long as the same shall be in writing and executed by the parties hereto.

     8.9  Relationship of Parties.  The parties agree that their relationship is
          -----------------------
that of owner and manager, and that nothing contained herein shall constitute either party as employee or legal representative of the other for any purpose whatsoever, nor shall this Agreement be deemed to create any form of business organization, joint venture or partnership between the parties hereto or as giving Manager any type of property interest in the Designated Cinemas, nor is either party granted any right or authority to assume or create any obligation or responsibility on behalf of the other party, except as otherwise provided herein, nor shall either party be in any way liable to third parties for any debt of the other.

     8.10 No Third Party Benefit.  This Agreement is intended to benefit only
          ----------------------
the parties hereto and no other person or entity has or shall acquire any rights hereunder.

     8.11 Time of the Essence.  Time shall be of the essence as to all dates and
          -------------------
times of performance contained herein.

     8.12 Further Acts.  Each party agrees to perform any further acts and to
          ------------
execute, acknowledge and deliver any documents which may be reasonably necessary to carry out the provisions of this Agreement.

     8.13 Successors and Assigns.  This Agreement shall be binding upon and
          ----------------------
shall inure to the benefit of the successors and assigns of the parties to this Agreement; provided, however, that in the event of assignment to any person other than a wholly owned subsidiary, parent or sister company, or pursuant to a sale of all or substantially all of the assets of the assigning party to a single buyer, any such assignment shall give rise to a right of termination by the non-assigning party which right may be exercised at any time within ninety
(90) days of the effectuation of such assignment.

     8.14 Manner of Giving Notice.  All notices and demands which either party
          -----------------------
is required or desires to give to the other shall be given in writing by personal delivery or by express courier services or by certified mail, return receipt requested, to the address set forth below for the respective party, provided that if any party gives notice of a change of name or address, notices to that party shall thereafter be given as demanded in that notice. All notices and demands given by personal delivery or by express courier service shall be effective on the date of delivery; all notices and demands given by mail as set forth above shall be effective on the fourth business day after mailing.

To Owner:
--------

c/o Reading Entertainment, Inc.
30 South 15/th/ Street, Suite 1300
Philadelphia, PA  19102-4813
Attn:     James A. Wunderle

To Manager:                  With copies to:
---------------------------  -----------------------------

City Cinemas Corporation     City Cinemas Corporation
950 Third Avenue             120 North Robertson Boulevard
26th Floor                   Third Floor
New York, NY  10022          Los Angeles, CA  90048
Attn:  Robert F. Smerling    Attn:  Ira S. Levin, Esq.


9.   Separate Management Agreements.
     -------------------------------

     The parties agree that they will, upon the request of either party, enter into a separate agreement with the direct owner of any one or more Designated Cinemas, which separate agreements will be on substantially the same terms and conditions as this agreement, and which will include mutually acceptable cross default provisions.

     IN WITNESS WHEREOF, the parties have caused this instrument to be executed as of the day and year first above written.

                                    OWNER:

                                    ANGELIKA HOLDINGS, INC.
                                    A DELAWARE CORPORATION

                                    By:     /s/ James A. Wunderle
                                       ------------------------------------
                                    Name:  James A. Wunderle
                                    Title:  Vice President


                                    MANAGER:

                                    CITY CINEMAS CORPORATION,
                                    a New York corporation

                                    By:     /s/ Ira S. Levin
                                         ----------------------------------
                                    Name:  Ira S. Levin
                                    Title:  Vice President

                                   EXHIBIT 1


                               DESIGNATED CINEMAS
                               ------------------



Angelika Film Center & Cafe
510 Texas Avenue
Houston, Texas 77002


St. Anthony Main
219 North Second Street
Minneapolis, Minnesota  55401